Exhibit T3A-21

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “COLUMBIA CARE - ARIZONA LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-NINTH DAY OF JANUARY, A.D . 2013, AT 4:36 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “COLUMBIA CARE - ARIZONA LLC”.

		/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
5281229	8100H	AUTHENTICATION:	2617308
151122499		DATE:	08-05-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:29 PM 01/29/2013

FILED 04:36 PM 01/29/2013

SRV 130104750 - 5281229 FILE

CERTIFICATE OF FORMATION

OF

COLUMBIA CARE - ARIZONA LLC

ARTICLE I

NAME

The name of the limited liability company is Columbia Care - Arizona LLC (the “Company”).

ARTICLE II

REGISTERED OFFICE; REGISTERED AGENT

The registered office of the Company in the State of Delaware shall be 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

The undersigned does hereby certify, make and acknowledge this Certificate of Formation on this 29th day of January, 2013.

/s/ Nicholas Vita
Nicholas Vita, Authorized Person